Exhibit 99.1

CIBER TERMINATES SHAREHOLDER RIGHTS PLAN

Shareholder Rights Plan to Expire at 5 p.m. MT on May 18, 2015

GREENWOOD VILLAGE, Colo., May 18, 2015 — Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today announced that its Board of Directors approved the termination of the Company’s shareholder rights agreement (the “Rights Agreement”) as of 5:00 p.m. MT on May 18, 2015.

The Company noted that its Board of Directors has carefully considered the views of Ciber’s shareholders and has taken proactive measures to improve its corporate governance structure. In addition to the termination of its Rights Agreement, Ciber will continue to execute on its plan to enhance the overall composition of the Board by adding new independent directors. As previously disclosed on April 20, 2015, the Company announced the nomination of a new independent director, Mark Lewis. The Board is continuing to actively recruit two new independent director candidates and has engaged a leading executive search firm to help identify strong candidates.

“Today’s announcement is consistent with Ciber’s commitment to improve its corporate governance structure and reflects the feedback we have received from shareholders,” said Michael Boustridge, President and Chief Executive Officer of Ciber. “The Board determined that the Rights Agreement is no longer necessary and that removing it is in the best interest of the Company and its shareholders. The Ciber Board will continue to execute on its plan to enhance the overall composition of the Board and we are in the process of actively recruiting strong new independent director candidates.”

In connection with the termination of the Rights Agreement, Ciber is taking routine actions to voluntarily deregister the related preferred stock purchase rights under the Securities Exchange Act of 1934 and to delist the preferred stock purchase rights from the New York Stock Exchange.  These actions will have no effect on Ciber’s common stock, and shareholders will not be required to take any action as a result of the expiration of the Rights Agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, risks that: our results of operations may be adversely affected if we are unable to execute on the key elements of our strategic plan or our strategic plan proves to be less successful than anticipated; if we are not able to anticipate and keep pace with rapid changes in technology, our business may be negatively affected;  a data security or privacy breach could adversely affect our business; we may experience declines in revenue and profitability if we do not accurately estimate the cost of engagements conducted on a fixed-price basis; our business could be adversely affected if our clients are not satisfied with our services, and we could face damage to our professional reputation and/or legal liability; termination of a contract by a significant client and/or cancellation with short notice could adversely affect our results of operations; our results of operations can be adversely affected by economic conditions and the impacts of economic conditions on our clients’ operations and technology spending; if we do not continue to improve our operational, financial and other internal controls and systems to manage our growth and size or if we are unable to enter, operate and compete effectively in new geographic markets, our results of operations may suffer and the value of our business may be harmed; our brand and reputation are key assets and competitive advantages of our Company and our business may be affected by how we are perceived in the marketplace; our future success depends on our ability to continue to retain and attract qualified sales, delivery and technical employees; we cannot guarantee that we are in compliance with all applicable laws and regulations; if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties, our business could be adversely affected; our services or solutions could infringe upon the intellectual property rights of others, or we might lose our ability to utilize rights we claim in intellectual property or the intellectual property of others; if we are unable to collect our receivables, our results of operations and cash flows could be adversely affected; our credit agreement, an asset-based loan facility, limits our operational and financial flexibility; our revenues, operating results and profitability will vary from quarter to quarter and may result in increased volatility in the price of our stock; our international operations expose us to additional risks that could have adverse effects on our business and operating results; the IT services industry, in the U.S. and internationally, is highly competitive, with increased focus on offshore capability and we may not be able to compete effectively in this evolving marketplace; our operations are vulnerable to disruptions that may impact our results of operations and from which we may not recover; we might not be successful at identifying, acquiring, or integrating businesses or entering into joint ventures; we could incur additional losses due to further impairment in the carrying value of our goodwill; we depend on contracts with various public sector agencies for a significant portion of our revenue and, if the spending policies or budget priorities of these agencies change, we could lose revenue; unfavorable government audits could require us to adjust previously reported operating results, to forego anticipated revenue and subject us to penalties and sanctions; we have adopted anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock, thus affecting the market price of our securities.  For a more detailed discussion of these factors, see the information under the “Risk Factors” heading in our Annual Report on Form 10-K for the year ended December 31, 2014, and other documents filed with or furnished to the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a leading global IT consulting company with some 6,500 consultants and contractors in North America, Europe and Asia/Pacific, and approximately $1 billion of annual business. Client focused and results driven, Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value.  Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s upcoming 2015 Annual Meeting.  The Company has filed a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2015 in connection with such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit A to Exhibit 99.1 to the Company’s Form 8-K dated April 2, 2015 contained information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s directors and executive officers in the Company’s securities.  In the event that holdings of the Company’s securities change from the amounts disclosed therein, the changes will be set forth in SEC filings on Forms 3, 4, and 5.  More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s upcoming 2015 Annual Meeting. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov.

Contact:

Investor Relations:

Christian Mezger

303-267-3857

cmezger@ciber.com

Media Relations:

Bonnie Bird

303-220-0100

bbird@ciber.com